Exhibit 99.1

   FLORIDA EAST COAST INDUSTRIES REPORTS STRONG FIRST QUARTER 2005 RESULTS

                       - RAILWAY REPORTS RECORD RESULTS -

         - FULL-YEAR 2005 OUTLOOK INCREASED FOR RAILWAY AND FLAGLER -

     Railway

     * First quarter 2005 Railway segment's revenues increased 16% to $56.5 million, compared to the prior-year period, driven by stronger-than- expected demand, improved pricing and new business.

     * Railway segment's operating profit increased 35% to $15.0 million, compared to the 2004 first quarter, benefiting primarily from stronger revenues. The operating ratio improved to 73.5% from 77.1%.

     * The Company increased its full-year 2005 outlook for Railway segment's revenues and operating profit as a result of stronger-than-expected demand in the first quarter.

     Realty Operations

     * First quarter 2005 Flagler Development Company's (Flagler) rental and services' revenues increased 21% to $20.6 million as a result of improvements in "same store" occupancy, new buildings delivered in 2004 and 2005, and recent building acquisitions compared to the 2004 first quarter.

     * Rental properties' operating profit increased to $7.2 million from $4.2 million, and rental properties' operating profit before depreciation and amortization expense(1) increased 21% to $13.3 million compared to the prior-year period.

     * "Same store" occupancy rate continues to improve, increasing to 96% in the first quarter 2005, up sequentially from 95% in fourth quarter 2004, compared to 89% in the first quarter 2004.

     * The Company increased its full-year 2005 outlook for Flagler's rental and services' revenues, rental properties' operating profit and rental properties' operating profit before depreciation and amortization expense(1) as a result of recent building acquisitions.

     Realty Acquisition and Sales

     * Flagler purchased a 240,000-square-foot building located in Miami for $41.0 million and a 107,000-square-foot building located in Sunrise for $19.5 million utilizing tax-deferred proceeds from 2004 realty sales.

     * In addition, Flagler significantly grew its development opportunities with the purchase of 665 gross acres in Lakeland, Florida, which will be planned and developed as an industrial business park.

     * Realty sales proceeds in the quarter totaled $4.9 million.

     (1) A reconciliation to the most comparable GAAP measures is provided in the table labeled "RECONCILIATION OF NON-GAAP TO GAAP MEASURES."

     ST. AUGUSTINE, Fla., April 21 /PRNewswire-FirstCall/ -- Florida East Coast Industries, Inc. (NYSE: FLA) (FECI) announced results for the first quarter of 2005.

     Adolfo Henriques, Chairman, President and Chief Executive Officer of Florida East Coast Industries, stated, "Our Railway and Realty businesses continue to generate outstanding results that achieve new records. Our first quarter results for both businesses demonstrated significant improvement compared to the first quarter of 2004, as we capitalized on the improving national and Florida economies. The overall growth in Florida remains strong and we continue to see additional demand for transportation benefiting from Florida's population growth as well as hurricane rebuilding efforts. The momentum in the Railway's first quarter revenues and operating profit was better than expected, and as a result we are increasing our 2005 full-year outlook."

     Mr. Henriques continued, "Flagler also delivered record results as new buildings were delivered to the market and 'same store' occupancy climbed to 96%. In anticipation of existing tenant growth and rental demand in Flagler's markets, Flagler expects to deliver six buildings in 2005 (approximately 954,000 square feet). In support of Flagler's longer-term growth, during the quarter, two Class-A office buildings in South Florida and 665 gross acres earmarked for future development in Lakeland, Florida, along the I-4 corridor between Tampa and Orlando, were acquired utilizing tax-deferred proceeds from 2004 realty sales."

     Mr. Henriques concluded, "I am pleased to join FECI at a time when both businesses are performing well and the Company is poised for its next stage of growth. FECI is a unique Company with exceptional assets that embodies the past as well as the future of the state of Florida. I am confident about the future prospects for Florida and FECI and the opportunities and possibilities that will unfold as we grow together. With the businesses performing well, I will focus my attention on the future, looking for opportunities to create and realize value for the shareholders of FECI."

     For the first quarter 2005, FECI reported consolidated revenues of $82.9 million, compared to $71.4 million for the first quarter 2004. Revenues for the first quarter 2005 included realty sales of $4.9 million, compared to $5.0 million in the first quarter 2004. Income from continuing operations was $8.1 million, or $0.25 per diluted share, for the first quarter 2005 (which includes $2.7 million of after-tax profit from land sales and $5.5 million of after-tax expenses related to the CEO transition), compared to income of $5.9 million, or $0.16 per diluted share, for the first quarter 2004 (which includes $1.8 million of after-tax profit from land sales). FECI reported consolidated first quarter 2005 net income of $8.1 million, or $0.25 per diluted share, compared to $8.3 million, or $0.22 per diluted share, for the prior-year quarter. Included in the first quarter 2004 net income is income from discontinued operations related to the 2004 sale of two office buildings.

     The Company's outlook for full-year 2005 financial results assumes continued strength in the national and Florida economies. Given the Railway's strong first quarter results, the Company is increasing its 2005 full-year outlook (previously provided in the fourth quarter 2004 press release). Railway segment revenues are now expected to range between $216 and $223 million, an increase of 8% to 11% over 2004, and Railway segment operating profit is now expected to range between $54 and $56 million, an increase of 14% to 18% over 2004. Capital expenditures for the Railway, before the purchase of any strategic land parcels to be inventoried for future Railway customers, are expected to remain between $32 and $36 million.

    The Company is also increasing its 2005 outlook for Flagler (previously provided in the fourth quarter 2004 press release) as a result of recent building acquisitions. Flagler's rental and services' revenues are now expected to range between $81 and $85 million, an increase of 16% to 22% over 2004. Operating profit from operating properties' rents is expected to range between $27 and $29 million. Flagler's rental properties' operating profit before depreciation and amortization expense is now expected to range between $54 and $56 million in 2005, an increase of 21% to 25% over 2004. Capital investment at Flagler for 2005 is now expected to be between $145 and $165 million, which includes approximately $75 million for acquisitions of land and finished buildings utilizing proceeds from third and fourth quarter 2004 realty sales.

     Railway First Quarter Results

     -- Florida East Coast Railway (Railway) segment's revenues in the first quarter 2005 increased 16.4% to $56.5 million from $48.6 million in the prior-year period. Included in the first quarter 2005 revenues were $2.0 million of fuel surcharges, compared to $0.6 million in 2004.

     -- Total carload revenues grew 14.8% primarily due to a 12.7% increase in crushed stone revenues, reflecting a combination of strong construction demand, new business from existing customers, improved pricing and increased volume from the hurricane rebuilding effort. In addition, carload revenues benefited from increases in construction materials, paper and lumber and foodstuffs and kindred. Intermodal revenues (which include drayage) increased 18.5% compared to the prior-year period, reflecting improved pricing, new customers, and improvements in local business (international and motor carriers).

     -- Railway segment's operating profit increased 35.2% to $15.0 million in the first quarter 2005 versus $11.1 million in the first quarter of 2004 due to higher revenues, partly offset by higher salary and wage expense and increased expenses in support of higher volumes. As a result, the Railway's operating ratio improved to 73.5%, compared to 77.1% in the prior-year quarter.

     Realty First Quarter Results

     Rental Portfolio and Leasing Results

     -- Flagler Development Company's (Flagler) rental and services' revenues increased 20.9% to $20.6 million for the first quarter 2005 versus $17.0 million in the first quarter of 2004. The increased revenues resulted from "same store" properties ($1.1 million), buildings delivered in 2004 ($0.9 million), buildings delivered in 2005 ($0.7 million) and newly acquired properties ($0.8 million).

     -- Rental properties' operating profit was $7.2 million for the first quarter 2005 versus $4.2 million in the prior-year period. The rental properties' operating profit in the first quarter 2004 included a $1.5 million write-off of tenant improvements and common areas related to the renovation of two office buildings in Jacksonville.

     -- Rental properties' operating profit before depreciation and amortization expense for the quarter increased 20.6% to $13.3 million, compared to $11.0 million in the first quarter 2004 due to improvements in "same store" properties ($0.7 million), buildings delivered in 2004 ($0.6 million), buildings delivered in 2005 ($0.7 million) and newly acquired properties ($0.3 million).

     -- Flagler's overall occupancy rates increased to 94% in the first quarter 2005, compared to 89% in the first quarter 2004. Overall occupancy decreased slightly in the first quarter compared to 95% in the fourth quarter 2004 due to the recent acquisition of the Doral Concourse Building, which at the time of acquisition and at the end of the quarter was 66% leased.

     -- On January 13, 2005, Flagler announced Marriott Vacations Club International renewed its lease of 70,800 square feet in SouthPark Center, Building 600, located in Orlando.

     -- On January 19, 2005, Ryder System, Inc. commenced a 239,000-square-foot build-to-suit office lease in Flagler Station, located in Miami.

     -- During the quarter, Flagler signed a five-year lease, commencing in the third quarter of 2005, with GMAC for 29,624 square feet of the Lakeside II building, a 113,000-square-foot Class-A office building at Flagler Center located in Jacksonville, which was completed in April 2005.

     -- During the quarter, Flagler signed a seven-year lease, commencing in the fourth quarter of 2005, with H&R Block Mortgage for 29,143 square feet of Deerwood North Building 400, a 113,000-square-foot Class-A office building located in Jacksonville, which is scheduled to be completed in the second quarter of 2005.

     Development, Acquisition and Sales Activity

     -- At quarter end, Flagler had nine projects, totaling 1,195,000 square feet, in various stages of development (714,000 square feet in the construction stage and 481,000 square feet in pre-development).

     -- On January 20, 2005, Flagler announced the execution of a long-term lease with Baker Distributing Company for 122,000 square feet of a 151,000-square-foot build-to-suit warehouse under construction at Flagler Center.

     -- On February 7, 2005, Flagler announced the purchase of Doral Concourse, a 240,000-square-foot Class-A office building located in Miami, Florida for $41 million, using tax-deferred proceeds from 2004 realty sales.

     -- On March 9, 2005, Flagler announced the purchase of a 107,000-square-foot Class-A office building located in Sunrise, Florida, for $19.5 million. Flagler also announced the purchase of 665 gross acres in Lakeland, Florida, located between Tampa and Orlando along the I-4 corridor, which will be planned and developed as an industrial business park utilizing tax-deferred proceeds from 2004 realty sales.

     -- Property under sale contracts at March 31, 2005 totaled $38.7 million and other property listed for sale at asking prices totaling $14.4 million. The Company currently expects full-year 2005 realty sales of $20 to $40 million. Property sale contracts typically have contingencies and exit clauses that enable buyers/sellers to terminate within a specified amount of time.

     Capitalization

     -- The Company's cash balance on March 31, 2005 was $56.2 million (which includes $25.2 million held as deposits for possible use in 1031 exchanges). Debt on March 31, 2005 was $341.7 million, composed of non-recourse, fixed and variable rate real estate mortgages.

     About Florida East Coast Industries, Inc.
     Florida East Coast Industries, Inc., headquartered in St. Augustine, FL, conducts operations through two wholly owned subsidiaries, Flagler Development Company (Flagler) and Florida East Coast Railway, L.L.C. (FECR). Flagler owns, leases and manages 7.3 million square feet of commercial and industrial space, as well as an additional 714,000 square feet under construction, and owns approximately 750 acres of entitled land and approximately 2,665 acres of additional Florida properties. FECR is a regional freight railroad that operates 351 miles of mainline track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta, Jacksonville and Miami. For more information, visit the Company's Web site at http://www.feci.com .

     Florida East Coast Industries, Inc. will hold a conference call to discuss first quarter 2005 results this morning, Thursday, April 21, 2005, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). This call will be web cast live by CCBN and can be accessed at the Company's website, http://www.feci.com , with an archived version of the web cast available approximately two hours after completion of the call. The dial-in numbers for the call are (888) 868-9078 or
(973) 582-2792. A replay of the call will be available approximately two hours after completion of the call through Thursday, May 5, 2005, by dialing (877) 519-4471 or (973) 341-3080 and entering access code 5885411.

     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. These statements may be identified by the use of words like "plan," "expect," "aim," "believe," "project," "anticipate," "intend," "estimate," "will," "should," "could," "may," and other expressions that indicate future events and trends. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic, business, competitive, regulatory and market conditions (particularly in the state of Florida, the southeast U.S. and the Caribbean) and other risks inherent in the real estate and other businesses of the Company. Further information on these and other risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Forms 10-K and 10-Q. The Company assumes no obligation to update the information contained in this news release, which speaks only as of its date.

                       FLORIDA EAST COAST INDUSTRIES, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                        Three Months
                                                                       Ended March 31
                                                               --------------------------------
                                                                    2005              2004
                                                               --------------    --------------
Operating revenues:

 Railway operations                                                    56,543            48,557
 Realty rental and service                                             21,455            17,818
 Realty sales                                                           4,885             5,048
Total revenues                                                         82,883            71,423

Operating expenses:

 Railway operations                                                    41,531            37,450
 Realty rental and services                                            16,957            16,172
 Realty sales                                                             464             2,199
 Corporate general & administrative                                    12,465             4,980
Total Expenses                                                         71,417            60,801

Operating profit                                                       11,466            10,622

Interest income                                                           407               196
Interest expense                                                       (4,674)           (3,946)
Other income                                                            6,252             2,697
                                                                        1,985            (1,053)

Income before income taxes                                             13,451             9,569
Provision for income taxes                                             (5,380)           (3,685)
Income from continuing operations                                       8,071             5,884

DISCONTINUED OPERATIONS
Income from operation of discontinued operations
 (net of taxes)                                                            --               135
Gain on disposition of discontinued operations (net
 of taxes)                                                                 --             2,303
Income from discontinued operations                                        --             2,438

Net income                                                              8,071             8,322

EARNINGS PER SHARE
Income from continuing operations - basic and
 diluted                                                       $         0.25    $         0.16
Income from operation of discontinued operations -
 basic and diluted                                                         --                --
Gain on disposition of discontinued operations -
  basic                                                                    --    $         0.07
Gain on disposition of discontinued operations -
 diluted                                                                   --    $         0.06
Net income - basic                                             $         0.25    $         0.23
Net income - diluted                                           $         0.25    $         0.22

Average shares outstanding - basic                                 31,868,687        36,578,461
Average shares outstanding - diluted                               32,643,728        37,244,258

(Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

                         INFORMATION BY INDUSTRY SEGMENT
                             (dollars in thousands)
                                   (unaudited)

                                                                        Three Months
                                                                       Ended March 31
                                                               --------------------------------
                                                                    2005              2004
                                                               --------------    --------------
Operating Revenues

  Railway operations                                                   56,543            48,557
  Realty:
    Flagler realty rental and services                                 20,573            17,016
    Flagler realty sales                                                  200             4,031
    Other rental                                                          882               802
    Other sales                                                         4,685             1,017
  Total realty                                                         26,340            22,866
  Total revenues                                                       82,883            71,423

Operating Expenses

  Railway operations                                                   41,531            37,450
  Realty:
    Flagler realty rental and services                                 16,574            15,345
    Flagler realty sales                                                   55             2,199
    Other rental                                                          383               827
     Other sales                                                          409                --
  Total realty                                                         17,421            18,371
  Corporate general & administrative                                   12,465             4,980
  Total expenses                                                       71,417            60,801

Operating Profit (Loss)

  Railway operations                                                   15,012            11,107
  Realty                                                                8,919             4,495
  Corporate general & administrative                                  (12,465)           (4,980)
  Operating profit                                                     11,466            10,622

Interest income                                                           407               196
Interest expense                                                       (4,674)           (3,946)
Other income                                                            6,252             2,697
                                                                        1,985            (1,053)

Income before income taxes                                             13,451             9,569
Provision for income taxes                                             (5,380)           (3,685)
Income from continuing operations                                       8,071             5,884

Discontinued Operations

Income from operation of discontinued operations
 (net of taxes)                                                            --               135
Gain on disposition of discontinued operations (net
 of taxes)                                                                 --             2,303

Net Income                                                              8,071             8,322

(Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

                       FLORIDA EAST COAST INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                       March 31     December 31
                                                         2005           2004
                                                     (unaudited)
                                                     ------------   ------------
Assets

Cash and equivalents                                       56,173        126,166
Other current assets                                       51,843         54,804
Properties, less accumulated depreciation                 926,406        853,458
Other assets and deferred charges                          41,708         28,765
Total assets                                            1,076,130      1,063,193

Liabilities and Shareholders' Equity

Short-term debt                                             4,970          4,789
Other current liabilities                                  63,678         64,732
Deferred income taxes                                     181,076        178,831
Long-term debt                                            336,687        338,065
Accrued casualty and other liabilities                     11,521         11,850
Shareholders' equity                                      478,198        464,926
Total liabilities and shareholders' equity              1,076,130      1,063,193

                       FLORIDA EAST COAST INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                   (unaudited)

                                                                        Three Months
                                                                       Ended March 31
                                                               --------------------------------
                                                                    2005              2004
                                                               --------------    --------------
Cash Flows from Operating Activities

  Net income                                                            8,071             8,322
  Adjustments to reconcile net income to cash
   generated by operating activities                                   17,219            13,401
  Changes in operating assets and liabilities                            (800)          (11,323)
Net cash generated by operating activities                             24,490            10,400

Cash Flows from Investing Activities

  Purchase of properties                                              (97,010)          (19,254)
  Proceeds from disposition of assets                                   4,885            17,648
Net cash used in investing activities                                 (92,125)           (1,606)

Cash Flows from Financing Activities

  Payments of debt                                                     (1,197)             (690)
  Payment of dividends                                                 (1,615)           (1,476)
  Other                                                                   454             1,437
Net cash used in financing activities                                  (2,358)             (729)

Net (Decrease) Increase in Cash and Cash Equivalents                  (69,993)            8,065
Cash and Cash Equivalents at Beginning of Period                      126,166           125,057
Cash and Cash Equivalents at End of Period                             56,173           133,122

                            RAILWAY OPERATING RESULTS
                             (dollars in thousands)
                                   (unaudited)

                                                                        Three Months
                                                                       Ended March 31
                                                               -------------------------------
                                                                    2005             2004
                                                               --------------   --------------
Operating revenues                                                     56,543           48,557
Operating expenses                                                     41,531           37,450
Operating profit                                                       15,012           11,107

Operating ratio                                                          73.5%            77.1%

Railway segment's operating profit
 before depreciation                                                   20,383           16,129
Total FECR legal entity EBITDA                                         31,768           20,275

                               RAILWAY TRAFFIC
                         Three Months Ended March 31
                       (dollars and units in thousands)

                                      2005         2004       Percent        2005         2004       Percent
Commodity                             Units        Units      Variance     Revenues     Revenues     Variance
--------------------------------   ----------   ----------   ----------   ----------   ----------   ----------
Rail Carloads
  Crushed stone
   (aggregate)                           35.9         32.3         11.1       17,028       15,109         12.7
  Construction
   materials                              1.8          1.3         38.5        1,322          800         65.3
  Vehicles                                6.3          6.1          3.3        4,909        4,708          4.3
  Foodstuffs &
   kindred                                3.5          3.0         16.7        2,968        2,306         28.7
  Chemicals &
   distillants                            0.9          1.0        (10.0)       1,100        1,124         (2.1)
  Paper & lumber                          1.8          1.3         38.5        1,925        1,376         39.9
  Other                                   4.4          4.2          4.8        2,852        2,531         12.7
  Total carload                          54.6         49.2         11.0       32,104       27,954         14.8
Intermodal                               74.7         64.9         15.1       23,283       19,643         18.5
  Total freight
   units/revenues                       129.3        114.1         13.3       55,387       47,597         16.4
Ancillary revenue                          --           --           --        1,156          960         20.4
                                           --           --           --       56,543       48,557         16.4

                           REALTY SEGMENT REVENUES

                                                            Three Months
                                                           Ended March 31
                                                       -----------------------
(dollars in thousands)                                    2005         2004
----------------------------------------------------   ----------   ----------
Rental revenues - Flagler                                  16,164       14,323
Services fee revenues                                          29           31
Rental income - straight-line rent adjustments              2,058        1,116
Operating expense recoveries                                2,015        1,308
Rental revenues - undeveloped land                            260          218
Other                                                          47           20
   Total rental revenue - Flagler properties               20,573       17,016
Realty revenues - other realty operations                     882          802
      Total rental revenues                                21,455       17,818

Building and land sales - Flagler                             200        4,031
Building and land sales - other realty operations           4,685        1,017
      Total building and land sales revenues                4,885        5,048

   Total realty segment revenues                           26,340       22,866

(Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

                             REALTY SEGMENT EXPENSES

                                                             Three Months
                                                            Ended March 31
                                                       -----------------------
(dollars in thousands)                                       2005         2004
----------------------------------------------------   ----------   ----------
Real estate taxes - developed                               2,368        2,098
Repairs & maintenance - recoverable                           671          548
Services, utilities, management costs                       3,921        2,987
    Total expenses subject to recovery - Flagler
     properties                                             6,960        5,633

Real estate taxes - Flagler undeveloped land                  917        1,005
Repairs & maintenance - non-recoverable                       195          298
Depreciation & amortization - (operating prop -
 Flagler)                                                   6,035        6,741
Depreciation & amortization - (non-operating prop
 - Flagler)                                                 1,005          518
SG&A - non-recoverable - Flagler                            1,462        1,150
    Total - non-recoverable expenses - Flagler

     properties                                             9,614        9,712
  Total rental expenses - Flagler properties               16,574       15,345

Real estate taxes - other undeveloped land                     67           64
Depreciation & amortization - other                            10           38
SG&A - non-recoverable - other                                306          725
     Total rental expenses - other realty
      operations                                              383          827
  Total rental expenses                                    16,957       16,172

Realty sales expense - Flagler                                 55        2,199
Realty sales expense - Other realty operations                409           --

    Total operating expenses                               17,421       18,371

(Prior-year results have been reclassified to conform to current year's presentation, including discontinued operations.)

                        FLAGLER REAL ESTATE STATISTICS
                                 (unaudited)

                                                             Three Months
                                                            Ended March 31
                                                       -----------------------
                                                          2005         2004
                                                       ----------   ----------
Property types

Office (sq. ft. in 000's)                                   2,881        2,047
Industrial (sq. ft. in 000's)                               4,311        4,312

100% owned properties
Rentable square feet (in 000's)                             7,192        6,359
Occupied square feet (in 000's)                             6,778        5,677
Number of buildings owned                                      63           58
Occupancy rate                                               94 %         89 %

Same store statistics

Same store square footage (in 000's)                        6,359        6,359
Same store occupancy (sq. ft. in 000's)                     6,089        5,677
Same store buildings                                           58           58
Same store revenues (in 000's)                         $   17,564   $   16,437
Same store occupancy rate                                    96 %         89 %

Properties in the pipeline
Number of projects                                              9            7
Lease-up (sq. ft. in 000's)                                    --          113
In construction (sq. ft. in 000's)                            714          490
Predevelopment (sq. ft. in 000's)                             481          454
Total                                                       1,195        1,057

Entitlement pipeline

Acres                                                         750          814
Total square feet  (in 000's)                              10,884       13,338
Office (sq. ft. in 000's)                                   8,283        7,429
Industrial (sq. ft. in 000's)                               1,990        5,401
Commercial (sq. ft. in 000's)                                 610          508
Multi-family (in units)                                       500
Hotel Rooms                                                   250

                   RECONCILIATION OF NON-GAAP TO GAAP MEASURES
                             (dollars in thousands)
                                   (unaudited)

                                                             Three Months
                                                            Ended March 31
                                                       -----------------------
                                                          2005         2004
                                                       ----------   ----------
Railway operating profit                                   15,012       11,107
Depreciation expense - railway operations                   5,371        5,022
Railway segment's operating profit before
 depreciation                                              20,383       16,129

Total FECR legal entity net income                         16,148        9,421
Depreciation expense - legal entity                         5,419        5,070
Interest income                                              (564)        (113)
Income tax expense                                         10,765        5,897
Total FECR legal entity EBITDA                             31,768       20,275

                                                                         (in
                                                                      millions)
                                                 Three Months         Forecast
                                                 Ended March 31         Full
                                            -----------------------     Year
                                               2005         2004         2005
                                            ----------   ----------   ---------
Rental properties' operating profit              7,215        4,243    $27-$29
Rental properties' depreciation and
 amortization expense                            6,035        6,741      $ 27
Rental properties' operating profit before
 depreciation and amortization expense          13,250       10,984    $54-$56

    The Company reports certain non-GAAP measures for the Company's railway business and a portion of its real estate business. The Company believes these measures to be performance measures that investors commonly use to value the relevant businesses and to evaluate their ongoing performance. The Company operates in two distinctly different lines of businesses, railway and realty, which many investors value and evaluate separately, using metrics similar to the non-GAAP financial measures provided by the Company. The Company also uses some of these measures internally as part of its incentive compensation plans for management employees.

SOURCE  Florida East Coast Industries, Inc.
    -0-                             04/21/2005
    /CONTACT:  Investors, Bradley D. Lehan, +1-904-819-2128, or Media, Husein
A. Cumber, +1-904-826-2280, both of Florida East Coast Industries, Inc./
    /Web site:  http://www.feci.com /

_